FORM 8-A

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                D.H. MARKETING & CONSULTING, INC.
      (Exact name of registrant as specified in its charter)

Nevada                                                     88-0330263
(State or of incorporation or organization)       (IRS Employer
                                    Identification No.)

HC 77 394 B Route 209 Milford, PA                 18337-9444
(Address of principal executive offices)          (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class           Name of each exchange on which
     to be so registered      each class is to be registered

       Common Stock      NASDAQ

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of class)

          INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

The information required in the section is herein incorporated by reference from the Company's Registration Statement on Form SB-2 (SEC File No. 33-91240, declared by the Securities and Exchange Commission to be effective on August 11, 1995 at 2:00 p.m.) on Page 22 of the Company's Prospectus dated August 11, 1995 under the heading "Description of Securities."

Item 2. Exhibits

Pursuant to Item II of the Instructions As to Exhibits for SEC Form 8-A, the following exhibits will be filed with each such exchange on which no other Securities of the Registrant are registered but will not be filed with or incorporated by reference within the Form 8-A filed with the Securities and Exchange Commission.

1. The Company's 10-KSB/A for the period ending December 31, 1996, filed with the Securities and Exchange Commission on May 12, 1997, Accession Number for EDGAR filing is 0001018904-97-000003, is attached hereto as Exhibit Number 1. (The Company's 10-KSB for the period ending December 31, 1996 was filed with the Securities and Exchange Commission on March 27, 1997.)

2. The Company's 10-QSB/A for the period ending March 31, 1997, filed with the Securities and Exchange Commission on May 27, 1997, Accession Number for EDGAR Filing is 0001018904-97-000004, is attached hereto as Exhibit Number 2. (The Company's 10-QSB for the period ending March 31, 1997 was filed with the Securities and Exchange Commission on May 7, 1997.)

3. The Company's Proxy Statement for the Annual Meeting of Stockholders to be held on June 20, 1997 is attached hereto as Exhibit Number 3.

4. The Company's Articles of Incorporation are herein incorporated by reference from the Company's Registration Statement on Form SB-2 (SEC File No. 33-91240, declared by the Securities and Exchange Commission to be effective on August 11, 1995 at 2:00 p.m.) as Exhibit 3.0 of Part II.

     The Company's By-Laws are herein incorporated by reference from the Company's Registration Statement on Form SB-2 (SEC File No. 33-91240, declared by the Securities and Exchange Commission to be effective on August 11, 1995 at 2:00 p.m.) as Exhibit 3.1 of Part II.

     The Company's Certificate of Amendment of Articles of Incorporation are herein incorporated by reference from the Company's 10-QSB/A filed with the Securities and Exchange Commission on May 27, 1997 as Exhibit 3.3.

5. The Company's specimen stock certificate is herein incorporated by reference from the Company's 10-QSB/A filed with the Securities and Exchange Commission on May 27, 1997 as Exhibit 4.0.

6. The Company's Annual Report for the fiscal year 1996 is attached hereto as Exhibit Number 6.



                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

D.H. MARKETING & CONSULTING, INC.

May 23, 1997
Date


By: /s/ DAVID D. HAGEN
     David D. Hagen, President